EXHIBIT 10.2

                    LUKENS INC. SUPPLEMENTAL RETIREMENT PLAN
               FOR LUKENS PERFORMANCE INCENTIVE PLAN PARTICIPANTS

               (Amended and Restated, Effective December 9, 1997)

                  Lukens Inc., a Delaware corporation, pursuant to resolution of its Board of Directors, has established the following Supplemental Retirement Plan ("Plan") originally effective January 1, 1988, as amended and restated effective January 1, 1994, and renamed the Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants, and now amended and restated as of December 9, 1997, to provide retirement benefits to eligible Participants which are supplemental to benefits under the Lukens Inc. Salaried Employees Retirement Plan.
                  This Plan shall apply only to Participants who terminate employment with the Company after December 31, 1993, except that changes adopted effective December 9, 1997 shall be considered effective with respect to the version of the Plan in effect at the date of such termination of employment. The right of an employee who terminated employment with the Company before January 1, 1994 to a supplemental retirement benefit shall be governed by the Lukens Inc. Supplemental Retirement Plan for Target Incentive Plan Participants as in effect as of the employment termination date, or any other pre-existing supplemental retirement plan, as revised in accordance with the changes adopted effective December 9, 1997.

                                    ARTICLE I
                                   Definitions

                  Section 1.01.  As used herein:

                       (a) "Accrued Benefit" means with respect to any Participant the portion of the benefit earned under the Plan to the Change in Control Payment Date calculated in accordance with Article IV. To the extent

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that (i) a Participant's Accrued Benefit is calculated under Article IV by reference to monthly retirement income benefits payable to the Participant under the Retirement Plan or the Lukens Inc. Supplemental Retirement Plan, and (ii) no such benefits are or would upon termination of employment and application therefor be payable to the Participant as of the Change in Control Payment Date, the Participant's Accrued Benefit shall be calculated under Article IV by reference to the amounts of the monthly retirement income benefits accrued with respect to the Participant under the Retirement Plan and the Lukens Inc. Supplemental Retirement Plan as of the Change in Control Payment Date and payable to him at the earliest dates on which he would be eligible to begin to receive such benefits under the terms of such plans, respectively.

                       (b) "Board" means the Board of Directors of Lukens Inc.

                       (c) "Cause" for termination by the Company of a Participant's employment means (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

                       (d) "Change in Control" means any of the following events:

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                           (i) (A) Any "person" or "group" (as such terms are
used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule l3d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities of the Company held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company, and
(B) the Board as it existed immediately prior to any such acquisition of or change in ownership or control, after having been advised thereof, does not, within ten days after being so advised, adopt a resolution specifically determining that such acquisition of or change in ownership or control does not constitute a change of control event within the meaning of this paragraph; or

                           (ii) A change in the composition of a majority of the
Board within 24 months after any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule l3d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or acquires or holds voting control, directly or indirectly, of securities of the Company which, when

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considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

                           (iii) (A) Any "person" or "group" (as such terms are
used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company, and
(B) the Board of Directors of the Company as it existed immediately prior to any such offer, after having been advised thereof, does not, within ten business days after being so advised, adopt a resolution specifically determining that such offer does not constitute a change of control event within the meaning of this paragraph.

The terms "person" and "group," as used in this Subsection (c), shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in clause (ii), above; (iv) any

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individual or entity organized, appointed or established by the Company for, or pursuant to the terms of any employee benefit plan described in clause (iii), above.

                       (e) "Change in Control Payment Date" means the date of the occurrence of one of the following events following a Change of Control and before the fifth anniversary of the effective date of such Change of Control:

                           (i) termination of the Participant's employment by
the Company other than for Cause;
                           (ii) the Participant's termination of employment with
the Company for Good Reason; or
                           (iii) termination of the Plan without establishment
of a similar plan covering the Participant.

                       (f) "Committee" means the Executive Development and Compensation Committee of the Board. (g) "Compensation" means the average during the highest five Plan Years of the last ten Plan Years preceding the earlier of the year of the Participant's Retirement or the year of the Participant's Normal Retirement Date, calculated as follows:

                           (i) for Plan Years beginning on or after January 1, 1995, the sum of (A) one hundred percent (100%) of the Participant's compensation as defined in the Retirement Plan (including amounts deferred as salary reduction contributions under the Lukens Inc. Employees Capital Accumulation Plan, but without regard to any applicable dollar limitation in the Retirement Plan on the amount of compensation that may be taken into account), plus (B) for any Participant who receives an award of non-qualified stock options pursuant to the Lukens Performance Incentive Plan, one hundred percent (100%) of the cash portion of the incentive compensation payable under the Lukens Performance Incentive Plan.

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                           (ii) for Plan Years beginning on or after January 1,
         1988 and before January 1, 1995, one hundred percent (100%) of the Participant's compensation as defined in the Retirement Plan (including amounts deferred as salary reduction contributions under the Lukens Inc. Employees Capital Accumulation Plan, but without regard to any applicable dollar limitation in the Retirement Plan on the amount of compensation that may be taken into account).

                           (iii) for Plan Years beginning before January 1, 1988, one hundred percent (100%) of the Participant's annual base salary, computed by converting the last regular full pay period base salary rate paid in the Plan Year to an annual amount, including amounts deferred as salary reduction contributions under the Lukens Inc. Employees Capital Accumulation Plan, but excluding any amount resulting from a cost-of-living adjustment which took effect after May 1, 1974, plus one hundred percent (100%) of the incentive compensation allocated under the Lukens Incentive Compensation Plan, the Lukens Inc. 1983 Target Incentive Plan or the Lukens Profit Sharing Program.

                       (h) "Continuous Service" means the period of time preceding a Salaried Employee's or Participant's Normal Retirement Date, not exceeding 40 years, during which a Salaried Employee or Participant shall be deemed continuously employed by the Company or any subsidiary in accordance with past employment practices.

                       (i) "Good Reason" for termination by the Participant of the Participant's employment with the Company means, with respect to each Participant who is a party to an individual agreement with the Company providing for benefits in the event of a Change in Control, "Good Reason" as defined in such individual agreement, and with respect to each Participant who is not a

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party to an individual agreement with the Company providing for benefits in the event of a Change in Control, the occurrence (without the Participant's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act described in clause (iii) hereof, such act or failure to act is corrected prior to the date of termination specified in the notice of termination given in respect thereof:

                           (i) a reduction by the Company in the Participant's
annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all similarly-situated employees of the Company and all similarly-situated employees of any "person" in control of the Company as described in the definition of Change in Control;

                           (ii) the Company's failure to pay to the Participant
any portion of the Participant's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all similarly-situated employees of the Company and all similarly-situated employees of any "person" in control of the Company, as described in the definition of Change in Control, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

                           (iii) the Company's failure to continue in effect any
other compensation, incentive, insurance, fringe benefit or similar program in which the Participant participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative program) has been made with respect to such program, or the Company's failure to continue the Participant's participation therein (or in such substitute or alternative plan), the result of which is a material adverse effect on the Participant's total compensation in the aggregate.

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                       (j) "Lukens" or "Company" means Lukens Inc. or any
successor thereto.

                       (k) "Management Group" means those employees of the Company who participate in the Lukens Inc. 1983 Target Incentive Plan, or who, for periods beginning after 1994, would have participated in the Lukens Inc. 1983 Target Incentive Plan if it had continued in effect after 1994, as determined by the Committee.

                       (l) "Normal Retirement Date" means the first day of the month coincident with or next following the month in which a Participant attains age 65.

                       (m) "Participant" means any Salaried Employee with at least five (5) years of Continuous Service who (i) either (A) is a member of the Management Group at the time of his Retirement or death or at the time of a Change in Control Payment Date, or (B) was a member of the Management Group at any time within one year prior to his Retirement or death or within one year prior to a Change in Control, and (ii) is designated as a Participant by the Committee.

                       (n) "Plan" means the supplemental retirement plan described herein, which shall be known as the "Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants."

                       (o) "Plan Year" means any twelve-month period commencing on any January 1 and ending on the following December 31.

                       (p) "Retirement" means: (i) retirement at Normal Retirement Date or later, or (ii) any termination of employment prior to Normal Retirement Date but after completing at least five years of Continuous Service in the Management Group, other than a termination of employment by the Company prior to age 62 for Cause.

                       (q) "Retirement Plan" means the Lukens Inc. Salaried Employees Retirement Plan as from time to time amended and any other defined

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benefit employee pension plan maintained by the Company and/or its subsidiaries and affiliated companies.

                       (r) "Salaried Employee" means any salaried employee of the Company or any subsidiary of the Company who is paid on a periodic or yearly salary basis, but shall not include a Director of the Company unless he is also a regular salaried employee.

                       (s) "Social Security Benefit" means any Social Security benefit which a Participant is entitled or would upon application be entitled to receive under the Social Security Act in any month for which he receives benefits under this Plan, and which Social Security benefit the Participant does or would, assuming proper and timely application therefor had been made, in fact receive for such month pursuant to the payment procedures of the Social Security Administration then in effect. The amount of such Social Security Benefit shall be determined upon termination of the Participant's employment with the Company under the provisions of the Social Security Act in effect at that time by assuming that (i) the Participant receives no earnings covered by the Social Security Act in any year following the year his employment with the Company terminates and (ii) the Participant received wages in excess of the Social Security taxable wage base for each year preceding and including the year his employment with the Company terminates. Notwithstanding the foregoing, for purposes of calculating a distribution in the event of a Change in Control Payment Date, such distribution shall be calculated based on a Social Security Benefit determined under the provisions of the Social Security Act in effect at the time of the Change in Control Payment Date, by assuming that the Participant receives no earnings covered by the Social Security Act after the Change in Control Payment Date and, if the Participant has not yet reached an age at which

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he would be entitled to receive benefits under the Social Security Act, that the
Participant will be entitled to receive a Social Security benefit beginning at the earliest age then provided under the Social Security Act.

                  Section 1.02 Wherever used herein, masculine pronouns include the feminine, and the plural includes the singular.

                                   ARTICLE II
                                  Cost of Plan
                  Section 2.01. The cost of the supplemental retirement benefits payable hereunder shall be paid for by the Company.

                                   ARTICLE III
                         Eligibility to Receive Benefits
                  Section 3.01.
                       (a) A Participant who retires on or after his Normal Retirement Date and, on the date of his Retirement, has completed at least five years of Continuous Service as a member of the Management Group shall be eligible to receive full benefits hereunder in accordance with Article IV.
                       (b) Each Participant whose Retirement is prior to his Normal Retirement Date shall be eligible to receive benefits hereunder in accordance with Article V.
                       (c) The surviving spouse of a Participant who dies before or after his Normal Retirement Date and who meets the requirements set forth in
Section 7.02 shall be eligible for surviving spouse benefits as set forth in
Section 7.02.
                       (d) Except on or after a Change in Control Payment Date, no Participant shall be eligible to receive benefits under Subsections (a) or
(b) until the Participant has commenced to receive retirement benefits under the Retirement Plan.

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                                   ARTICLE IV
                             Computation of Benefits

                  Section 4.01. Subject to section 4.02, the monthly retirement benefit payable to a Participant at or after his Normal Retirement Date shall be an amount equal to (a) minus (b) minus (c) where

                       (a) is one-twelfth (1/12) of the sum determined as follows:
                         (i)(A) two percent (2%) of the Participant's
         Compensation multiplied by each year or fraction thereof of the Participant's Continuous Service not exceeding 25, plus
                         (ii) one percent (1%) of the Participant's Compensation multiplied by each year or fraction thereof of the Participant's Continuous Service in excess of 25, and
                       (b) is the monthly amount of any retirement income benefits (computed on a straight life annuity basis) payable to the Participant under (i) the Retirement Plan (determined without regard to any reduction thereof for payments made on account of disability), (ii) the Lukens Inc. Supplemental Retirement Plan, and (iii) the Supplemental Retirement Plan of General Steel Industries, Inc., as of his date of Retirement, and
                       (c) is four percent (4%) of the Participant's Social Security Benefit multiplied by each year or fraction thereof of the Participant's Continuous Service not exceeding 25.

                  Section 4.02. Notwithstanding any provision contained herein to the contrary, the minimum benefit payable to a Participant hereunder shall be the excess of (a) over (b) where

                       (a) is the amount of any monthly retirement income benefit (computed on a straight life annuity basis) that would have been payable to the Participant under the Retirement Plan, determined without regard to any reduction thereof for payments made on account of disability, as of his date of

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Retirement, but for the maximum compensation and benefit limitations contained therein and in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, and

                       (b) is the amount of the monthly retirement income benefit (computed on a straight life annuity basis) payable to him under the Retirement Plan, determined without regard to any reduction thereof for payments made on account of disability, as of his date of Retirement.

                                    ARTICLE V
                                Early Retirement
                  Section 5.01. A Participant who retires prior to his Normal Retirement Date, but after attaining age 62, shall be eligible to receive benefits hereunder computed as of the date of his Retirement in accordance with
Article IV, without actuarial reduction for such early retirement.
                  Section 5.02. A Participant who retires prior to attaining age 62 shall be eligible to receive benefits hereunder; provided, however, that such Participant's monthly retirement benefit shall be calculated (i) by first determining the amount pursuant to Section 4.01(a) as of the date of his Retirement, reduced by 4% or a proportionate part thereof for each full or partial year by which the Participant's age at the time benefits commence hereunder is less than 62, except that no such reduction shall apply if the Participant is entitled to benefits under the Retirement Plan which are not reduced by reason of early commencement, (ii) by next reducing such amount by the amount determined pursuant to Section 4.01(b) as of the date of the Participant's Retirement, and (iii) by then reducing such amount further pursuant to Section 4.01(c) for any month during which the Participant is entitled or would upon application be entitled to receive benefits under the Social Security Act.

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                                   ARTICLE VI
                                   Forfeiture
                  Section 6.01.
                  (a) A Participant shall forfeit his right to any benefits that may accrue hereunder in the event of the termination of his employment with the Company as the result of (i) his death, except as set forth in Section 7.02, or
(ii)resignation or other termination of employment other than a Retirement, or
(iii) his discharge from the Company prior to attaining age 62 for any reason which, in the sole judgment of the Committee, shall constitute Cause therefor.
                  (b) A Participant shall also forfeit his right to any benefits hereunder if, within a five year period following termination of employment with the Company and within the regular geographic marketing area of the Company or a subsidiary, such Participant shall enter into a business or employment determined by the Committee to be both competitive with the business of the Company or a subsidiary, and injurious to the Company's interests.

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                                   ARTICLE VII
                                    Payments
                  Section 7.01. The monthly retirement benefits payable to a Participant in accordance with Articles IV and V shall commence on the first day of the month following the Participant's Retirement and shall be payable on the first day of each month thereafter during his lifetime. At the prior written request of the Participant, the Committee may, in its sole discretion, select a different commencement date or method of payment or both, provided that such commencement date and method of payment are available under the Retirement Plan, and provided further that the benefit payments commencing on such date and under such method are the actuarially equivalent value of the benefits payable on the Participant's Retirement under a straight life annuity as provided hereinabove. Notwithstanding any provision of this Plan to the contrary, benefits hereunder may not be paid in lump sum form except on or after a Change in Control Payment Date. If the Committee approves a method of payment pursuant to which amounts may be paid to another person subsequent to the death of the Participant, the Participant shall designate a beneficiary thereunder pursuant to rules adopted by the Committee.
                  Section 7.02.
                  (a) In the event of the death of a Participant for whom benefits have commenced under Section 7.01, a monthly benefit equal to 50% of the benefit payable to such Participant (determined on the basis of a straight life annuity) shall be paid to such Participant's surviving spouse, if any, commencing on the first day of the month following the month in which the Participant died and continuing throughout the spouse's lifetime; provided, however, that this Section 7.02(a) shall only be applicable to a spouse to whom the Participant was married at the time of his Retirement.


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                  (b) In the event of the death of a Participant to whom
benefits have not commenced under Section 7.01 and who has completed at least five years of Continuous Service as a member of the Management Group:

                           (i) A monthly benefit shall be paid to the spouse, if any, to whom the Participant was married on the date of his death, calculated as hereinafter provided. The benefit shall commence on a date determined pursuant to Section 7.02(b)(ii) and continue throughout the spouse's lifetime.

                           (ii) The spouse's benefit payable pursuant to Section 7.02(b)(i) shall commence as of the first day of any month following the month in which the Participant died, as the spouse shall elect, but not later than the later of (A) the first day of the month in which the Participant would have attained age 65 but for his death or (B) the first day of the month coincident with or next following the Participant's death.

                           (iii) Except as otherwise provided in this Section 7.02(b), the amount of benefit payable under this Section 7.02(b) shall be fifty percent (50%) of (A) the amount determined under Section 4.01(a) and (b) or Section 4.02(a) and (b), whichever is appropriate, based only on the Participant's years of Continuous Service as of the date of his death, as if the Participant's Retirement occurred on the date the spouse elects to have benefits commence under this Section, determined on the basis of a straight life annuity and as if the Participant's age on such date would have been the greater of 55 or his actual age had he lived, (B) reduced in accordance with Section

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         4.01(b), based only on the Participant's years of Continuous Service as of the date of his death, as if the Participant's Retirement occurred on the date the spouse elects to have benefits commence under this
         Section 7.02(b).

                           (iv) The amount payable pursuant to this Section 7.02(b) shall be determined (A) on the basis of a straight life annuity and as if the Participant's age on the date benefits commence to the spouse would have been the greater of 55 or his actual age had he

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         lived, and (B) if the Participant would not have attained age 55 as of the date the spouse elects to have benefits commence under this Section 7.02(b), reduced further by 4% or a proportionate part thereof for each full or partial year by which the date benefits commence precedes the date the Participant would have attained age 55 but for his death, and based only on the Participant's years of Continuous Service as of the date of his death.

                           (v) The amount payable pursuant to this Section 7.02(b) shall be reduced by the amount determined under Section 4.01(c) based on the Participant's eligibility or ineligibility to receive a Social Security benefit as of the date of his death.

                           (vi) In the event that, after benefits commence under this Section 7.02(b), surviving spouse's benefits payable to the spouse under the Retirement Plan are reduced by reason of the spouse's eligibility for Social Security widow's or widower's benefits, benefits under this Section 7.02(b) shall be increased by an amount equal to such reduction for each month surviving spouse's benefits under the Retirement Plan are so reduced.

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                                  ARTICLE VIII
                               Continuance of Plan
                  Section 8.01. It is the intent that the obligations of the Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company, and the term "Company" wherever used herein shall mean and include any such corporation or organization after such succession, and such obligations shall be deemed to have been expressly assumed by any such successor corporation or organization.
                  Section 8.02. (a) If there is a Change in Control Payment Date with respect to a Participant, the following benefits shall become immediately due and payable in a single sum amount. For purposes of this Section 8.02, present value shall be determined on the basis of the UP 1984 mortality table and an interest assumption of 7% or the PBGC interest rates for immediate or deferred annuities, whichever is appropriate, in effect for the month of the distribution, whichever produces a greater benefit.

                           (i) With respect to each Participant to whom benefits under the Plan have not commenced as of the Change in Control Payment Date and who is not a party to an individual agreement with the Company providing for benefits in the event of a Change in Control Payment Date, the present value of his Accrued Benefit, determined by assuming that the Participant is eligible to begin receiving benefits under the Plan as of the Change in Control Payment Date, regardless of his age, and that no reduction for early commencement is applicable under
         Section 5.02, plus, if such Participant is married as of the Change in Control Payment Date, the present value of the spouse's benefit calculated pursuant to Section 7.02(b) as if the Participant had died on the Change in Control Payment Date and had attained age 65 as of the date of his death.

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                           (ii) With respect to each other Participant to whom
         benefits under the Plan have not commenced as of the Change in Control Payment Date, the present value of his Accrued Benefit, determined by assuming that the Participant is or would be eligible and would have begun to receive benefits in accordance with section 5.02 upon the later of attainment of age 55 or occurrence of the Change in Control Payment Date.

                           (iii) With respect to each spouse of a Participant who is deceased as of the Change in Control Payment Date Payment Date and who is eligible for benefits under Section 7.02(a) or (b) but to whom such benefits have not commenced as of the Change in Control Payment Date Payment Date, the present value of the benefits payable under Section 7.02(a) or (b), whichever is applicable, calculated in the case of benefits under Section 7.02(b) as if the Participant would have attained age 65 on the Change in Control Payment Date.

                           (b) As of the date of a Change in Control, the provisions of Article VI shall be of no effect with respect to events that occur after the date of a Change in Control, and shall not cause the forfeiture of any benefits under the Plan, except with respect to events that occurred prior to the date of the Change in Control.

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                                   ARTICLE IX
                           No Right, Title or Interest
                  Section 9.01. No Participant shall have any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made, to assure payments of such amounts.

                                    ARTICLE X
                                     General
                  Section 10.01. This Plan may be amended in whole or in part or terminated by resolution of the Board; provided, however, that any benefits which have accrued or which have become payable hereunder shall not be reduced or terminated by reason of any such amendment to or termination of this Plan. For purposes of this Section, any Participant who is a Salaried Employee who has five or more years of Continuous Service as a member of the Management Group at the time of termination or amendment of this Plan shall be deemed to have accrued a benefit equal to the benefit calculated under Section 4.01 or 4.02 based upon such Participant's Compensation and actual number of years of Continuous Service.

                  Section 10.02. Except as otherwise provided herein, this Plan shall be administered by the Committee, which shall be deemed to have all powers necessary to administer the Plan in accordance with its terms and provisions. All determinations made by the Committee shall be conclusive upon the Company, each Participant and his beneficiaries. If one or more members of the Committee are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the Committee (although less than a quorum) shall have full power to act on the matter. Any claims for a benefit under this Plan shall be filed with the Committee and resolved in accordance with the provisions of the Claims Procedure provided in the Retirement Plan, except that the Committee shall be responsible for handling, reviewing and disposing of any claim filed under this Plan. The Committee shall have full discretion and authority to interpret the provisions of this Plan and the eligibility for benefits under the Plan with respect to any claim for benefits submitted to the Committee.
                  Section 10.03. The records of the Company shall be presumed to be conclusive of the facts concerning the employment or non-employment of a Participant unless shown beyond a reasonable doubt to be incorrect.
                  Section 10.04. Neither this Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or as affecting the right of the Company to dismiss any employee.
                  Section 10.05. Each Participant shall file with the Committee such pertinent information concerning himself and any beneficiary designated by him as the Committee may demand, and no Participant or other person shall have any rights or be entitled to any benefits under this Plan unless such information is filed by the Participant with respect to them.
                  Section 10.06. If the Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, child, parent, brother or sister, or any other person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.
                  Section 10.07. The right of any person to the payment of benefits under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as may otherwise be required by law. If any person shall attempt to, or shall, assign, transfer, pledge or encumber any amount payable hereunder, or if by reason of his bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by him or his beneficiary, the Committee may, in its sole discretion, terminate his interest in any such payment and direct that the same be held and applied to or for the benefit of such person, his spouse, children or other dependents, or any other persons deemed to be the natural objects of his bounty, or any of them, in such manner as the Committee may deem proper.

                  Section 10.08. This Plan shall be governed by and construed in accordance with laws of the Commonwealth of Pennsylvania.

                  The undersigned hereby certifies that this Plan has been amended and restated, effective as of December 9, 1997, by the Board of Directors of Lukens Inc.

                                        LUKENS INC.


                                        --------------------------------
                                        Secretary to the Board of
                                        Directors of Lukens Inc.



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